EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

NAME                                                       STATE OF ORGANIZATION
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OPTIMUMBANK                                                FLORIDA

OPTIMUMBANK HOLDINGS CAPITAL TRUST I                       DELAWARE